                                                              Exhibit (e)(8)(ii)

                                     FORM OF
                                 AMENDMENT NO. 1
                                     TO THE
                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

                        AXA ADVISORS, LLC/CLASS IB SHARES


       AMENDMENT NO. 1 to the Amended and Restated Distribution Agreement ("Amendment No. 1"), dated as [May 2, 2003], between EQ Advisors Trust, a Delaware business trust (the "Trust") and AXA Advisors, LLC a Delaware limited liability company (the "Distributor").

       The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement relating to Class IB Shares dated as of July 15, 2002 (the "Agreement"), unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

       1. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB Shares, is hereby replaced in its entirety by Appendix A attached hereto.

       Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

       IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.


       EQ ADVISORS TRUST                      AXA ADVISORS, LLC




       By:_______________________             By:_______________________________
               Peter D. Noris                             John Leffert
               Chairman of the Board                      President and Chief
               and Trustee                                Executive Officer

                                   APPENDIX A
                                   ----------

                             AMENDMENT NO. 1 TO THE
                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

                                 CLASS IB SHARES

EQ/Alliance Common Stock Portfolio                                EQ/Capital Guardian U.S. Equities Portfolio

EQ/Aggressive Stock Portfolio                                     EQ/Evergreen Omega Portfolio
(fka Alliance Aggressive Stock Portfolio)
                                                                  EQ/FI Mid Cap Portfolio
EQ/Equity 500 Index Portfolio
(fka Alliance Equity Index Portfolio)                             EQ/FI Small/Mid Cap Value Portfolio
                                                                  (fka Warburg Pincus Small Company Value Portfolio)
EQ/Alliance Growth and Income Portfolio
                                                                  EQ/Janus Large Cap Growth Portfolio
EQ/High Yield Portfolio
(fka EQ/Alliance High Yield Portfolio)                            EQ/J.P. Morgan Core Bond Portfolio
                                                                  (fka JPM Core Bond Portfolio)
EQ/Alliance Intermediate Government Securities Portfolio
                                                                  EQ/Lazard Small Cap Value Portfolio
EQ/Alliance International Portfolio
                                                                  EQ/Marsico Focus Portfolio
EQ/Money Market Portfolio
                                                                  EQ/Mercury Basic Value Equity Portfolio
EQ/Alliance Quality Bond Portfolio                                (fka Merrill Lynch Basic Value Equity Portfolio)

EQ/Alliance Small Cap Growth Portfolio                            EQ/MFS Emerging Growth Companies Portfolio

EQ/Alliance Premier Growth Portfolio                              EQ/MFS Investors Trust Portfolio
                                                                  (fka EQ/MFS Investors Growth Portfolio)
EQ/Alliance Technology Portfolio
                                                                  EQ/Emerging Markets Equity Portfolio
EQ/Bernstein Diversified Value Portfolio                          (fka EQ/Morgan Stanley Emerging Markets Equity Portfolio)

EQ/Balanced Portfolio                                             EQ/Putnam Growth & Income Value Portfolio
(fka Alliance Balanced Portfolio)
                                                                  EQ/Putnam International Equity Portfolio
EQ/Calvert Socially Responsible Portfolio
                                                                  EQ/Putnam Voyager Portfolio
EQ/Capital Guardian International Portfolio                       (fka EQ/Putnam Investors Growth Portfolio)

EQ/Capital Guardian Research Portfolio                            EQ/Small Company Index Portfolio
                                                                  (fka BT Small Company Index Portfolio)